W. ALAN JORGENSEN
                           Certified Public Accountant

                720 Third Avenue, Suite 1910, Seattle, WA 98104

206-521-0403                                                    Fax 425-889-2334

                                   November 14, 2000

Board of Directors
Aqua Vie Beverage Corporation
P.O. Box 6759
333 South Main Street
Ketchum, ID 83340-6759

    Re:  Resignation letter

This letter is to advise you that effective November 14, 2000, I am resigning as the auditor for Aqua Vie Beverage Corporation, SEC file No. 0-24801.

With respect to Item 304 of Regulation SB you are advised that my opinion on the Company's financial statements have been modified with a "going concern qualification", having to do with uncertainties about the ability of the Company to continue as a going concern. Also, there have been no disagreements that were not resolved on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure.

                                        Sincerely,

                                        /s/ W. ALAN JORGENSEN
                                        ---------------------
                                            W. ALAN JORGENSEN

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